Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 28, 2004

Global Preferred Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-23637 (Commission File Number)	58-2179041 (I.R.S. Employer Identification No.)

6455 East Johns Crossing
Suite 402
Duluth, GA 30097
(Address of principal executive offices)

(770) 248-3311
(Registrant’s telephone number, including area code)

SIGNATURE
EX-99.1 PRESS RELEASE DATED JULY 28, 2004

ITEM 5.       OTHER EVENTS

On July 28, 2004, Global Preferred Holdings, Inc. (“Global Preferred”) issued a press release announcing that it was in discussions with Western Reserve Life Assurance Company of Ohio which may lead to the acquisition of Global Preferred’s interest in Global Preferred Re Limited, the Bermuda-based life reinsurance company owned by Global Preferred. A copy of Global Preferred’s press release is furnished as Exhibit 99.1 to this report on Form 8-K.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1 Press Release dated July 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2004	Global Preferred Holdings, Inc.
	By:	/s/ Bradley E. Barks
		Name:	Bradley E. Barks
		Title:	Chief Financial Officer